                                                                     EXHIBIT (q)

                               POWER OF ATTORNEY

     We, the undersigned Directors of Old Westbury Funds, Inc. (the "Company"), an open-end management investment company, organized as a Maryland Corporation, do hereby constitute and appoint Curtis Barnes, Jennifer J. Brooks and Walter B. Grimm and each of them individually, our true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Company to comply with:

     (i) The Securities Act of 1933, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933, as amended, of shares of common stock of the Company to be offered by the Company;

     (ii) The Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the Company under the Investment Company Act of 1940, as amended; and

     (iii) state securities and tax laws and any rules, regulations, orders or other requirements of state securities and tax commissions, in connection with the registration under state securities laws of the Company and with the registration under state securities laws of shares of common stock of the Company to be offered by the Company;

including specifically but without limitation of the foregoing, power and authority to sign the name of such Director in his behalf to any amendment or supplement (including post-effective amendments) to the registration statement or statements, and to execute any instruments or documents filed or to be filed as a part of or in connection with compliance with state securities or tax laws; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned place their hands as of February 15, 2001.



/s/ Howard D. Graves                             /s/ Eugene P. Beard
--------------------                             -------------------
Howard D. Graves                                 Eugene P. Beard


/s/ Robert M. Kaufman                            /s/ John R. Whitmore
---------------------                            --------------------
Robert M. Kaufman                                 John R. Whitmore